                                                        Contacts:     ClearOne
                                                                  Investor Relations
                                                                  (801) 303-3555

                                                                  Robert Jaffe
                                                                  PondelWilkinson Inc.
                                                                  (310) 279-5969

CLEARONE ANNOUNCES TERMINATION OF SEC INVESTIGATION

Salt Lake City, UT - July 11, 2006 - ClearOne Communications, Inc. (OTC: CLRO.PK) today announced that it has been advised by the U.S. Securities and Exchange Commission that the investigation initiated by the Commission with regard to ClearOne’s failure to timely file its annual and quarterly reports has been terminated, and that no enforcement action has been recommended.

“We are pleased that this matter is now behind us and we can focus our full attention on growing our business,” said Zee Hakimoglu, president and chief executive officer of ClearOne.

About ClearOne

ClearOne is a communications solutions company that develops and sells audio conferencing systems and other related products for audio, video, and web conferencing applications. The reliability, flexibility, and performance of ClearOne’s comprehensive solutions create a natural communications environment, which saves organizations time and money by enabling more effective and efficient communication. For more information, visit ClearOne’s website at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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